Exhibit 99.2

Press Release
www.shire.com

Director/PDMR Shareholding – Amendment

This announcement replaces the original announcement released on February 26, 2016, at 17:34.

February 29, 2016 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces it was notified on February 27, 2016, that Sara Mathew, Non-Executive Director of the Company, acquired 1,000 American Depositary Shares (“ADSs”) at an average price of $162.91745 per ADS. The transaction took place on February 26, 2016, on the NASDAQ Global Select Market. One ADS is equal to three Ordinary Shares of 5 pence each in the Company.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure Rules and Transparency Rules.

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX